Exhibit 10.3

MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the “Make Good Agreement”), dated effective as of February 10, 2010, is entered into by and among Deerfield Resources, Ltd., a Nevada corporation (the “Company”), the Investors (as defined below), Unitech International Investment Holdings Limited, a company organized and existing under the laws of the British Virgin Islands (the “Controlling Stockholder”), Ms. Guifang Li and Mr. Henian Wu (the Controlling Stockholder, Guifang Li and Henian Wu collectively being referred to herein as the “Make Good Pledgors”), Westminster, a division of Hudson Securities, Inc. as placement agent to the Company (“Placement Agent”) and Escrow, LLC, as escrow agent (“Escrow Agent”).

WHEREAS, pursuant to an Option Agreement between Ms. Guifang Li, the sole shareholder of the Controlling Stockholder, and Mr. Henian Wu, Ms. Li granted to Mr. Wu a 5-year option to purchase from Ms. Li all of the shares of the Controlling Stockholder owned by her at any time after the six-month anniversary of a resale registration statement filed with the SEC in connection with the equity financing contemplated in connection with the Offering (as defined below) is declared effective by the SEC and before the expiration of the such right; and

WHEREAS, each of the investors in the private offering of securities of the Company (the “Investors”) has entered into a Subscription Agreement, dated the date of this Agreement (the “Subscription Agreement”), evidencing their participation in the Company's private offering (the “Offering”) of securities. As an inducement to the Investors to participate in the Offering and as set forth in the Subscription Agreement, the Make Good Pledgors have agreed to place certain shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) beneficially owned by them into escrow for the benefit of the Investors (the “Escrowed Shares”) in the event the Company fails to satisfy certain financial thresholds; and

WHEREAS, the Company and the Investor Representative (acting as the lawful agent and attorney-in-fact of the Investors) have requested that the Escrow Agent hold the Escrowed Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

WHEREAS, pursuant to the requirements of the Subscription Agreement, the Company and Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

WHEREAS, all capitalized terms used but not defined herein which are defined in the Subscription Agreement shall have the respective meanings given to such terms in the Subscription Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1.

Appointment of Escrow Agent. The Make Good Pledgors and the Company hereby appoint Escrow Agent to act as Escrow Agent in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with such terms and conditions.

2.

Establishment of Escrow. Within three Trading Days following the Closing, the Make Good Pledgors shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing an aggregate of 1,293,748 shares of the Company’s Common Stock (the “Escrow Shares”), along with stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s Transfer Agent). As used in this Make Good Agreement, “Transfer Agent” means Island Stock Transfer, Inc., or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Company to the Escrow Agent. Each of the Make Good Pledgors understands and agrees that the Investors’ right to receive the Escrowed Shares pursuant to this Make Good Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of the Shares it acquired under the Subscription Agreement, and that each Investor shall have the right to assign its rights to receive any such Escrow Shares to other Persons in conjunction with negotiated sales or transfers of any of its Shares. Each of the Make Good Pledgors hereby irrevocably agrees that, other than in accordance with this Make Good Agreement, the Make Good Pledgors will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrowed Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares). In furtherance thereof, the Company will (x) place a stop order on all Escrow Shares which shall expire on the date the Escrowed Shares are delivered to the Investors or returned to the Make Good Pledgors, (y) notify the Transfer Agent in writing of the stop order and the restrictions on such Escrow Shares under this Make Good Agreement and direct the Transfer Agent not to process any attempts by any Make Good Pledgor to resell or transfer any Escrow Shares before the date the Escrowed Shares that should be delivered to the Investors are delivered to the Investors or returned to the Make Good Pledgors, or otherwise in violation of this Make Good Agreement. The Company shall notify the Investors as soon as the Escrowed Shares have been deposited with the Escrow Agent.

3.

Representations of Make Good Pledgors. Each of the Make Good Pledgors (as to itself and its Escrowed Shares) hereby represents and warrants to the Investors as follows:

(i) All of the Escrowed Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all Liens. Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company free and clear of all liens other than those imposed by US Federal Securities laws.

(ii) Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of Make Good Pledgors pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgors or such properties or assets, other than such breaches, defaults or Liens which would not have a material adverse effect taken as a whole.

(iii) Each of the Make Good Pledgors has carefully considered and understands its obligations and rights under this Make Good Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving the Escrowed Shares.

4.

Disbursement of Escrow Shares.

a.

In the event that the Recurring Operating Net Income (as defined below) for the fiscal year ending December 31, 2010, is less than $9,000,000 (the “Guaranteed RONI”), the Escrow Agent (on behalf of the Make Good Pledgors) will, without any further action on the part of the Investors, transfer all of the Escrowed Shares to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the Subscription Agreement) as specified in Exhibit A to this Agreement for no consideration other than payment of their respective Investment Amount paid to the Company at Closing. For purposes hereof, “Recurring Operating Net Income” shall mean the Company’s recurring operating income for the fiscal year ending December 31, 2010 determined in accordance with GAAP before any extra-ordinary gains and excluding any non-cash expenses and one-time expenses related to the Offering. Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the Guaranteed RONI has been met, any liquidated damages under the Transaction Documents, if any, and any expenses incurred as a result of the Company's hiring the investor relations firm shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment.

In the event that the Recurring Operating Net Income is equal to or greater than the Guaranteed RONI, no transfer of the Escrowed Shares shall be required by the Make Good Pledgors to the Investors under this Section and all Escrow Shares shall be returned to the Make Good Pledgors in accordance with this Make Good Agreement.

Any transfer of the Escrowed Shares under this Section shall be made to the Investors or the Make Good Pledgors, as applicable, within 10 Business Days after the date which the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010 the “2010 Annual Report”), is filed with the U.S. Securities and Exchange Commission and otherwise in accordance with this Make Good Agreement subject to return as provided in the immediately preceding paragraph and, in the event that the Escrowed Shares are required to be distributed to the Investors in accordance with the terms of this Agreement, the Escrow Agent will deliver such shares to the Investors in accordance with Exhibit A. The Placement Agent will deliver to the Escrow Agent (with a copy to the Company) a copy of the 2010 Annual Report, together with the calculation of whether the Guaranteed RONI has been achieved. Escrow Agent need only rely on such letters from Placement Agent and will disregard any contrary or further calculations or instructions in such regard delivered by or on behalf of the Company.

b.

Pursuant to Section 4(a), if the Placement Agent delivers a notice to the Escrow Agent that the Escrowed Shares are to be transferred to the Investors, then the Escrow Agent shall immediately forward the Escrowed Shares to the Company’s Transfer Agent for reissuance to the Investors in an amount to each Investor as set forth on Exhibit A attached hereto and otherwise in accordance with this Make Good Agreement. The Company covenants and agrees that upon any transfer of the Escrowed Shares to the Investors in accordance with this Make Good Agreement, the Company shall promptly instruct its Transfer Agent to reissue such Escrow Shares in the applicable Investor’s name and deliver the same, or cause the same to be delivered as directed by such Investor in an amount to each Investor as set forth on Exhibit A attached hereto. If the Company does not promptly provide such instructions to the Transfer Agent of the Company, then the Placement Agent is hereby irrevocably authorized and directed by the Company to give such re-issuance instruction to the Transfer Agent of the Company. If a notice from the Placement Agent pursuant to Section 4(a) indicates that the Escrowed Shares are to be returned to the Make Good Pledgors, then the Escrow Agent will promptly deliver Escrow Shares to the Make Good Pledgors in accordance to instructions provided by the Make Good Pledgors at such time.

5.

Notice of Filings. The Company agrees to promptly provide the Placement Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6.

Escrow Shares. If any Escrow Shares are deliverable to the Investors in accordance with this Make Good Agreement, (i) Each of the Make Good Pledgors covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrowed Shares from the Make Good Pledgors to the Investors, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent may promptly reissue such Escrow Shares in the applicable Investor’s name and delivers the same as provided herein or otherwise directed in writing by the Applicable Investors. Until such time as (if at all) the Escrowed Shares are required to be delivered pursuant to this Make Good Agreement, (i) any dividends payable in respect of the Escrowed Shares and all voting rights applicable to the Escrowed Shares shall be retained by Make Good Pledgors and (ii) should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgors and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgors. In the event that the Escrow Agent receives a communication requiring the conversion of the Escrowed Shares to cash or the exchange of the Escrowed Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of the Make Good Pledgors; provided, that the cash or exchanged shares are instructed to be redeposited into the Escrow Account. The Make Good Pledgors shall be responsible for all taxes resulting from any such conversion or exchange.

Assuming the Make Good Pledgors provide good and valid title to the Escrowed Shares to be transferred and delivered on behalf of the Make Good Pledgors to the Investors hereunder, free and clear of all liens, encumbrances, equities or claims, the Escrow Agent will ensure that upon delivery of the Escrowed Shares, good and valid title to the Escrowed Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Investors. The Escrow Agent shall not take any action which could impair Investors’ rights in the Escrowed Shares. The Escrow Agent shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Escrow Shares prior to the termination of this Agreement.

7.

Interpleader. Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrowed Shares, Escrow Agent and/or the Placement Agent shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or the Placement Agent are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or the Placement Agent. If Escrow Agent or the Placement Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrowed Shares in dispute shall be deposited with the court and in such event Escrow Agent and the Placement Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrowed Shares and any other obligations hereunder.

8.

Exculpation and Indemnification of Escrow Agent and the Placement Agent.

a.

Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. The Placement Agent’s sole obligation under this Make Good Agreement is to provide written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrowed Shares. The Placement Agent will provide such written instructions upon review of the relevant Recurring Operating Net Income amount as specified in Section 4 hereof. The Placement Agent is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto. In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person in connection with such financial reports of the Company, the Placement Agent shall have no obligation or liability to any party hereunder.

b.

Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

c.

The Company and each Make Good Pledgor each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, the Placement Agent and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or the Placement Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or the Placement Agent hereunder; except, that if Escrow Agent or the Placement Agent is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent or the Placement Agent, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent or the Placement Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or the Placement Agent, as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

9.

Compensation of Escrow Agent. For services rendered pursuant to this Make Good Agreement, the Company shall pay a documentation fee to the Escrow Agent of $2,000.00 out of the proceeds of the Offering. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10.

Resignation of Escrow Agent. At any time, upon ten (10) Business Days' written notice to the Company and the Investors, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrowed Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-Business Day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent shall deposit the Escrowed Shares as directed by the Placement Agent with the understanding that such Escrow Shares will continue to be subject to the provisions of this Make Good Agreement.

11.

Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

12.

Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

13.

Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.

Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only following the prior written consent of the Placement Agent. This Make Good Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the prior consent of the Company and the Placement Agent. This Make Good Agreement and the rights and obligations hereunder of the Make Good Pledgors may not be assigned by any Make Good Pledgor. Subject to the requirements under federal and state securities laws, an Investor may assign its rights under this Make Good Agreement without any consent from any other party. This Make Good Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, the Make Good Pledgors and the Placement Agent (upon consent of the Investors holding a majority of the Shares issued as Closing under the Subscription Agreement. This Make Good Agreement is binding upon and intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Make Good Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person. No portion of the Escrowed Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement.

15.

Applicable Law. This Make Good Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Make Good Agreement shall survive the execution and delivery hereof and any investigations made by any party. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Make Good reement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any such proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Make Good Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16.

Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

17.

Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18.

Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Make Good Escrow Agreement as of the date set forth opposite their respective names.

COMPANY:

DEERFIELD RESOURCES, LTD.

By: _______________________________
Name: Xiangjun Liu
Title: Chief Executive Officer

Address:
c/o Shenzhen TMK Power Industries Ltd.
Sanjun Industrial Park
No. 2 Huawang Rd., Dalang Street
Bao’an District, Shenzhen 518109
People’s Republic of China
Attn.: Chief Executive Officer
Fax: (86) 755 28109908

[Signature Page for Other Parties Follows]

Signature Page to TMK Make Good

MAKE GOOD PLEDGORS:

UNITECH INTERNATIONAL INVESTMENT HOLDINGS LIMITED

By: _______________________________
Name: Guifang Li
Title: Director

Address:
c/o Shenzhen TMK Power Industries Ltd.
Sanjun Industrial Park
No. 2 Huawang Rd., Dalang Street
Bao’an District, Shenzhen 518109
People’s Republic of China
Attn.: Chief Executive Officer
Fax: (86) 755 28109908

GUIFANG LI

_________________________________

Address:
c/o Shenzhen TMK Power Industries Ltd.
Sanjun Industrial Park
No. 2 Huawang Rd., Dalang Street
Bao’an District, Shenzhen 518109
People’s Republic of China
Fax: (86) 755 28109908

HENIAN WU

_________________________________

Address:
c/o Shenzhen TMK Power Industries Ltd.
Sanjun Industrial Park
No. 2 Huawang Rd., Dalang Street
Bao’an District, Shenzhen 518109
People’s Republic of China
Fax: (86) 755 28109908

[Signature Page for Other Parties Follows]

Signature Page to TMK Make Good

ESCROW AGENT:

ESCROW, LLC

By: _______________________________
Name: Johnnie L. Zarecor
Title: Vice-President

Address:
215 Mockingbird Lane.
Warrenton, VA 20186
Cell: 540-878-1257
Attn: Johnnie L. Zarecor
Fax: (540) 347-2291

[Signature Page for Other Parties Follows]

Signature Page to TMK Make Good

PLACEMENT AGENT:

WESTMINSTER, a division of Hudson Securities, Inc.

By:_______________________________
Name:
Title:

Address:

Westminster, a Division of Hudson Securities, Inc.
Six Concourse Parkway, Suite 1460
Atlanta, GA 30327
Attn.: Jon Dangar
Fax:

[Signature Page for Other Parties Follows]

Signature Page to TMK Make Good

INVESTORS:

By: ________________________________
Name:
Title:

Address:

Facsimile:
Attn.:

Exhibit A ESCROW SHARES TO BE ISSUED TO INVESTORS
	Investor’s
Investor’s Legal Name	Investment Amount	Escrow Shares
Alpha Capital Anstalt	350,000	66,032
Antoine De Sejounet	187,500	35,374
Bai Ye Feng	125,000	23,583
Blue Earth Fund, L.P.	625,000	117,913
Celenian Appreciation Fund, LP	125,000	23,583
Chestnut Ridge Partners, LP	400,000	75,465
Core Capital Markets Limited	50,000	9,433
Core Energy Enterprises Inc.	200,000	37,732
David S. Nagelberg	150,000	28,299
Daybreak Special Situations Master Fund, Ltd.	300,000	56,598
Fort Ashford Funds, LLC	125,000	23,583
Galaxy Dragon Limited	50,000	9,433
Jacqueline Knapp	50,000	9,433
James Fuld Jr.	125,000	23,583
Jayhawk Private Equity Fund II, L.P.	1,500,000	282,993
Jericho Capital Corp SEP	125,000	23,583
Kevin A DeNuccio	125,000	23,583
Lawrence Sheer	50,000	9,433
Leonard L. Goldberg	125,000	23,583
Li Jun	125,000	23,583
Lumen Capital Limited Partnership	62,500	11,791
Marview Holdings Inc.	125,000	23,583
Michael Joseph Jordan	125,000	23,583
The Najor Family Land Limited Partnership	37,500	7,074
Robert Gleckman	100,000	18,866
Sandor Capital Master Fund, L.P.	250,000	47,165
Shira Capital LLC	500,000	94,331
Taylor International Fund, Ltd	500,000	94,331
The Knapp Family Trust, Geoffrey D. Knapp Trustee	125,000	23,583
GRQ Consultants Inc. 401K	120,000	22,639